EXHIBIT 99.1

NEWS RELEASE

The Manitowoc Company Reports Fourth-Quarter 2016
Financial Results and Full Year 2017 Guidance

Company improves liquidity position through disciplined working capital management;
financial results in line with guidance

MANITOWOC, Wis. - February 1, 2017 - The Manitowoc Company, Inc. (NYSE: MTW) (“Manitowoc”) today reported fourth-quarter 2016 net sales of $378.2 million versus $543.1 million in the comparable period in 2015.
On a GAAP basis, the Company reported a net loss of ($33.4) million, or ($0.24) per diluted share, in the fourth-quarter 2016 versus net income of $43.5 million, or $0.32 per diluted share, in the fourth-quarter 2015.  The Company’s loss from continuing operations in the fourth-quarter 2016 and 2015 was ($32.0) million and ($12.9) million, respectively.
Non-GAAP adjusted net loss from continuing operations(1) was ($32.6) million, or ($0.23) per diluted share, in the fourth-quarter 2016 versus non-GAAP adjusted net income from continuing operations of $7.1 million, or $0.05 per diluted share, in the fourth-quarter 2015.
“During the fourth-quarter we experienced demand levels consistent with prior year trends with sequential improvement in revenue, as well as, incoming orders. Our mobile orders in the Americas and the Middle East were affected by continued low rental rates, weakness in used equipment prices and continued low oil prices. Our tower crane business continued to perform as expected, mainly attributable to positive market sentiment in Europe complemented by our new product introductions. While the global crane market continues to be dynamic, we remain cautiously optimistic about the long-term market fundamentals,” commented Barry L. Pennypacker, President and Chief Executive Officer of The Manitowoc Company, Inc.
“Our management team delivered a substantial improvement in operational working capital in the quarter which allowed us to completely pay down our outstanding revolver balance. This would not have been possible without the structured approach that The Manitowoc Way provides for operational excellence. As a result, we saw a significant improvement in our net debt position during the quarter,” said Pennypacker.
“We remain committed to achieving our long-term goals of double-digit operating margins by 2020, investing appropriately for market growth, continuing to be a market leader in innovation, and increasing the velocity in all our business processes. These strategic priorities will enable us to be the market leader in lifting technology as judged by our customers, shareholders and employees,” concluded Pennypacker.
Financial Results
Fourth-quarter 2016 net sales were $378.2 million versus $543.1 million in the fourth-quarter 2015. The year-over-year decrease was primarily due to continued weak demand for the Company’s products in North America and the Middle East, which was partially offset by year-over-year growth in the European market, mainly due to continued strength in residential and commercial construction trends and new product introductions.
GAAP operating loss for the fourth-quarter 2016 was ($23.8) million, compared to ($13.9) million in the fourth-quarter 2015. The fourth-quarter 2016 GAAP operating loss includes $6.3 million of restructuring costs mainly related to plant relocation and severance expenses.
Non-GAAP adjusted operating loss(1) for the fourth-quarter 2016 was ($16.4) million compared to non-GAAP adjusted operating income(1) of $11.1 million in the same period last year.  This resulted in an adjusted operating margin of (4.3) percent for the fourth-quarter 2016 versus 2.0 percent for the fourth-quarter 2015.
Backlog totaled $323.8 million at December 31, 2016, down from the third-quarter 2016 backlog of $353.6 million. Fourth-quarter 2016 orders of $348.3 million were lower by $76.2 million or 18% compared to the fourth-quarter 2015 but up sequentially by $38.4 million or 12%. The year-over-year order decline is due to weaker North American and Middle East demand, partially offset by growth in Western Europe.

Cash Flow
Net cash flow from continuing operating activities in the fourth-quarter 2016 was $57.8 million, compared to $51.3 million from fourth-quarter 2015. Fourth-quarter capital expenditures totaled $11.1 million as compared to $23.0 million in the fourth-quarter 2015.
The Company’s cash totaled $69.9 million at December 31, 2016, an increase of $27.0 million from the end of the third- quarter 2016. This increase was primarily driven by a reduction in operating working capital during the fourth-quarter, mainly related to inventory. In the fourth-quarter, the Company completely paid down its previously outstanding revolver balance of $20 million through improved working capital management.
Full-Year 2017 Guidance
·     Revenue - down approximately 8-10% year-over-year;
·     Adjusted EBITDA - approximately $41 to $59 million;
·     Adjusted operating income % - approximately zero to 1%;
·     Depreciation - approximately $40 to $45 million;
·     Amortization of intangibles - approximately $2 to $2.5 million; and
·     Capital expenditures - approximately $30 million
The Company provides guidance on a non-GAAP basis as there is uncertainty in the timing and magnitude of future charges that would be included in the reported GAAP results.
Investor Conference Call
On Thursday, February 2nd, 2017, at 10:00 a.m. ET (9:00 a.m. CT), The Manitowoc Company’s senior management will discuss its fourth-quarter earnings results and full-year 2017 outlook during a live conference call for security analysts and institutional investors.  A live audio webcast of the call, along with the related presentation, can be accessed in the Investor Relations section of Manitowoc’s website at www.manitowoc.com. A replay of the conference call will also be available at the same location on the website.
About The Manitowoc Company, Inc.
Founded in 1902, The Manitowoc Company, Inc. is a leading global manufacturer of cranes and lift solutions with manufacturing, distribution, and service facilities in 20 countries. Manitowoc is recognized as one of the premier innovators and providers of crawler cranes, tower cranes, and mobile cranes for the heavy construction industry, which are complemented by a slate of industry-leading aftermarket product support services. In 2016, Manitowoc’s revenues totaled $1.6 billion, with over half of these revenues generated outside the United States.
Footnote
(1)  Non-GAAP adjusted net (loss) income from continuing operations and non-GAAP adjusted operating (loss) income are financial measures that are not in accordance with GAAP.  For a reconciliation to the comparable GAAP numbers please see schedule of “Non-GAAP Financial Measures” at the end of this press release.  Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations.  Manitowoc believes excluding specified items from net loss and operating loss provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance, and is more useful in assessing management performance.

Forward-looking Statements
This press release includes "forward-looking statements" intended to qualify for the safe harbor from liability under the Private Securities Litigation Reform Act of 1995. Any statements contained in this press release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstances. Forward-looking statements include, without limitation, statements typically containing words such as "intends," "expects," "anticipates," "targets," "estimates," and words of similar import. By their nature, forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results and developments to differ materially include, among others:

•	unanticipated changes in revenues, margins, costs, and capital expenditures;

•	the ability to significantly improve profitability;

•	potential delays or failures to implement specific initiatives within the restructuring program;

•
issues relating to the ability to timely and effectively execute on manufacturing strategies, including issues relating to plant closings, new plant start-ups, and/or consolidations of existing facilities and operations, and its ability to achieve the expected benefits from such actions;

•	the ability to direct resources to those areas that will deliver the highest returns;

•	uncertainties associated with new product introductions, the successful development and market acceptance of new and innovative products that drive growth;

•	the ability to focus on the customer, new technologies, and innovation;

•	the ability to focus and capitalize on product quality and reliability;

•	the ability to increase operational efficiencies across Manitowoc’s business segment and to capitalize on those efficiencies;

•	the ability to capitalize on key strategic opportunities and the ability to implement Manitowoc’s long-term initiatives;

•	the ability to generate cash and manage working capital consistent with Manitowoc’s stated goals;

•	the ability to convert order and order activity into sales and the timing of those sales;

•	pressure of financing leverage;

•	matters impacting the successful and timely implementation of ERP systems;

•	foreign currency fluctuations and their impact on reported results and hedges in place with Manitowoc;

•	changes in raw material and commodity prices;

•	unexpected issues associated with the quality of materials and components sourced from fourth parties and the resolution of those issues;

•	unexpected issues associated with the availability and viability of suppliers;

•	the risks associated with growth;

•	geographic factors and political and economic conditions and risks;

•	actions of competitors;

•	changes in economic or industry conditions generally or in the markets served by Manitowoc;

•
unanticipated changes in customer demand, including changes in global demand for high-capacity lifting equipment; changes in demand for lifting equipment in emerging economies, and changes in demand for used lifting equipment;

•	global expansion of customers;

•	the replacement cycle of technologically obsolete cranes;

•	the ability of Manitowoc's customers to receive financing;

•	efficiencies and capacity utilization of facilities;

•	issues related to workforce reductions and subsequent rehiring;

•	work stoppages, labor negotiations, labor rates, and temporary labor costs;

•	government approval and funding of projects and the effect of government-related issues or developments;

•	the ability to complete and appropriately integrate restructurings, consolidations, acquisitions, divestitures, strategic alliances, joint ventures, and other strategic alternatives;

•	realization of anticipated earnings enhancements, cost savings, strategic options and other synergies, and the anticipated timing to realize those savings, synergies, and options;

•	unanticipated issues affecting the effective tax rate for the year;

•	unanticipated changes in the capital and financial markets;

•	risks related to actions of activist shareholders;

•	changes in laws throughout the world;

•	natural disasters disrupting commerce in one or more regions of the world;

•	risks associated with data security and technological systems and protections;

•	acts of terrorism; and

•	risks and other factors cited in Manitowoc's filings with the United States Securities and Exchange Commission.
Manitowoc undertakes no obligation to update or revise forward-looking statements, whether as a result of new information, future events, or otherwise. Forward-looking statements only speak as of the date on which they are made. Information on the potential factors that could affect the Company's actual results of operations is included in its filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

For more information:
Ion Warner
VP, Marketing and Investor Relations
717-593-5266

THE MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three and Twelve Months Ended December 31, 2016 and 2015
(In millions, except share data)

INCOME STATEMENT

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net sales	$378.2	$543.1	$1,613.1	$1,865.7
Cost of sales	332.7	454.9	1,359.8	1,533.5
Gross profit	45.5	88.2	253.3	332.2
Engineering, selling and administrative expenses	61.9	77.1	280.7	316.9
Asset impairment expense	—	15.3	96.9	15.3
Restructuring expense	6.3	9.0	23.4	9.4
Amortization expense	0.8	0.7	3.0	3.0
Other	0.3	—	2.6	—
Operating loss	(23.8)	(13.9)	(153.3)	(12.4)
Amortization of deferred financing fees	(0.4)	(1.0)	(2.2)	(4.2)
Interest expense	(10.0)	(24.3)	(39.6)	(95.6)
Loss on debt extinguishment	—	(0.2)	(76.3)	(0.2)
Other (expense) income - net	(0.4)	1.2	3.3	1.4
Loss from continuing operations before taxes on income	(34.6)	(38.2)	(268.1)	(111.0)
(Benefit) provision for taxes on income	(2.6)	(25.3)	100.5	(41.1)
Loss from continuing operations	(32.0)	(12.9)	(368.6)	(69.9)
Discontinued operations:
(Loss) income from discontinued operations, net of income taxes	(1.4)	56.4	(7.2)	135.4

Net (loss) income	$(33.4)	$43.5	$(375.8)	$65.5

BASIC INCOME (LOSS) PER SHARE:
Loss from continuing operations	$(0.23)	$(0.09)	$(2.68)	$(0.51)
(Loss) income from discontinued operations	(0.01)	0.41	(0.05)	1.00
BASIC (LOSS) INCOME PER SHARE	$(0.24)	$0.32	$(2.73)	$0.48

DILUTED INCOME (LOSS) PER SHARE:
Loss from continuing operations	$(0.23)	$(0.09)	$(2.68)	$(0.51)
(Loss) income from discontinued operations	(0.01)	0.41	(0.05)	1.00
DILUTED (LOSS) INCOME PER SHARE	$(0.24)	$0.32	$(2.73)	$0.48

AVERAGE SHARES OUTSTANDING:
Average Shares Outstanding - Basic	138,887,828	136,192,245	137,767,109	136,036,192
Average Shares Outstanding - Diluted	138,887,828	136,192,245	137,767,109	136,036,192

MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Years Ended December 31, 2016 and 2015
(In millions)

BALANCE SHEET

	December 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and temporary investments	$69.9	$31.5
Accounts receivable - net	134.4	155.7
Inventories - net	429.0	489.2
Notes receivable - net	58.1	65.1
Other current assets	54.0	45.9
Current assets of discontinued operations	—	254.2
Total current assets	745.4	1,041.6
Property, plant and equipment - net	308.8	410.7
Intangible assets - net	413.7	425.8
Other long-term assets	45.6	177.4
Long-term assets held for sale	—	5.5
Long-term assets of discontinued operations	—	1,501.5
TOTAL ASSETS	$1,513.5	$3,562.5
LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$316.9	$436.3
Short-term borrowings and current portion of long-term debt	12.4	67.2
Customer advances	21.0	10.3
Product warranties	36.5	35.9
Product liabilities	21.7	21.9
Current liabilities of discontinued operations	—	312.0
Total current liabilities	408.5	883.6
Long-term debt	269.1	1,330.4
Other non-current liabilities	245.4	286.4
Long-term liabilities of discontinued operations	—	219.8
Stockholders’ equity	590.5	842.3
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$1,513.5	$3,562.5

MANITOWOC COMPANY, INC.
Unaudited Consolidated Financial Information
For the Three and Twelve Months Ended December 31, 2016 and 2015
(In millions)

CASH FLOW SUMMARY

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net (loss) income	$(33.4)	$43.5	$(375.8)	$65.5
Non-cash adjustments	2.7	(66.0)	272.1	(59.3)
Accounts receivable	(6.9)	2.1	18.4	(10.7)
Inventory	85.1	100.0	52.7	(7.2)
Notes receivable	11.9	8.5	36.5	9.9
Other assets	4.6	(34.4)	(6.9)	(18.9)
Accounts payable	(18.8)	13.4	(105.8)	(12.4)
Accrued expenses and other liabilities	12.6	(15.8)	(13.6)	7.6
Net cash provided by (used for) operating activities of continuing operations	57.8	51.3	(122.4)	(25.5)
Net cash (used for) provided by operating activities of discontinued operations	(0.6)	123.4	(49.9)	126.3
Net cash provided by (used for) operating activities	57.2	174.7	(172.3)	100.8
Capital expenditures	(11.1)	(23.0)	(45.9)	(54.9)
Other	(1.3)	(0.6)	(1.6)	2.6
Proceeds from sale of fixed assets - net	6.1	1.1	8.4	7.3
Net cash provided by (used for) investing activities of discontinued operations	—	69.2	(2.4)	59.1
Payments on borrowings - net	(26.9)	(223.3)	(1,116.9)	(100.3)
Proceeds from (payments on) receivable financing - net	0.3	0.6	(8.4)	(9.4)
Dividends paid	—	(10.9)	—	(10.9)
Stock options exercised	3.0	3.9	9.4	7.9
Debt issuance costs	—	—	(8.9)	—
Cash transferred to MFS	—	—	(17.7)	—
Dividend from MFS	—	—	1,361.7	—
Net cash (used for) provided by financing activities of discontinued operations	—	(0.3)	0.2	(0.2)
Effect of exchange rate changes on cash	(0.3)	(3.2)	0.9	(6.6)
Net increase (decrease) in cash & temporary investments	$27.0	$(11.8)	$6.5	$(4.6)

Non-GAAP Financial Measures
Non-GAAP Items
Non-GAAP adjusted net (loss) income from continuing operations and non-GAAP adjusted operating (loss) income are financial measures that are not in accordance with GAAP. Manitowoc believes these non-GAAP financial measures provide important supplemental information to both management and investors regarding financial and business trends used in assessing its results of operations. Manitowoc believes excluding specified items from net loss and operating loss provides a more meaningful comparison to the corresponding reporting periods and internal budgets and forecasts, assists investors in performing analysis that is consistent with financial models developed by investors and research analysts, provides management with a more relevant measure of operating performance, and is more useful in assessing management performance.

Non-GAAP Adjusted Net (Loss) Income and (Loss) Income Per Share from Continuing Operations

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net (loss) income	$(33.4)	$43.5	$(375.8)	$65.5
Special items, net of tax:
Loss (income) from discontinued operations	1.4	(56.4)	7.2	(135.4)
Early extinguishment of debt	—	0.2	76.3	0.2
Asset impairment	—	15.3	96.9	15.3
Restructuring expense	6.3	9.0	23.4	9.4
Separation equity awards	0.4	—	2.7	—
Tax valuation allowance and one time tax items	(7.2)	—	110.5	—
Tax on special items	(0.1)	(4.5)	(1.6)	(4.6)
Non-GAAP adjusted net (loss) income from continuing operations	$(32.6)	$7.1	$(60.4)	$(49.6)

Diluted (loss) income per share	$(0.24)	$0.32	$(2.73)	$0.48
Special items, net of tax:
Loss (income) from discontinued operations	0.01	(0.41)	0.05	(1.00)
Early extinguishment of debt	—	—	0.55	—
Asset impairment	—	0.10	0.70	0.10
Restructuring expense	0.04	0.05	0.17	0.05
Separation equity awards	—	—	0.02	—
Tax valuation allowance and one time tax items	(0.05)	—	0.80	—
Diluted non-GAAP adjusted net (loss) income per share from continuing operations	$(0.23)	$0.05	$(0.44)	$(0.36)

Non-GAAP Adjusted Operating (Loss) Income

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Operating loss	$(23.8)	$(13.9)	$(153.3)	$(12.4)
Adjustments:
Asset impairment	—	15.3	96.9	15.3
Restructuring	6.3	9.0	23.4	9.4
Amortization	0.8	0.7	3.0	3.0
Other	0.3	—	2.6	—
Non-GAAP adjusted operating (loss) income	$(16.4)	$11.1	$(27.4)	$15.3

Margin on non-GAAP adjusted operating (loss) income	(4.3)%	2.0%	(1.7)%	0.8%

Adjusted EBITDA
The Company defines adjusted EBITDA as earnings before interest, taxes, depreciation, and amortization, plus an addback of certain restructuring charges. The reconciliation of GAAP net loss to adjusted EBITDA from continuing operations by quarter for 2016 is as follows ($’s in millions):

	Three Months Ended					Full Year
	March 31,	June 30,	September 30,		December 31,	2016
Net loss	$(195.9)	$(5.8)	$(140.7)		$(33.4)	$(375.8)
Loss from discontinued operations	3.2	0.8	1.8		1.4	7.2
Depreciation	12.2	11.4	11.3		10.7	45.6
Amortization	0.7	0.8	0.7		0.8	3.0
Interest expense and amortization of deferred financing fees	10.6	10.3	10.5		10.4	41.8
Income taxes	107.7	0.7	(5.3)		(2.6)	100.5
GAAP EBITDA	(61.5)	18.2	(121.7)		(12.7)	(177.7)
Restructuring expense	4.4	8.8	3.9		6.3	23.4
Asset impairment expense	—	—	96.9		—	96.9
Other	76.6	(1.7)	—		0.7	75.6
Adjusted EBITDA	19.5	25.3	(20.9)		(5.7)	18.2
Adjusted EBITDA margin percentage	4.6%	5.5%	(6.0)%		(1.5)%	1.1%
Less: Depreciation	(12.2)	(11.4)	(11.3)		(10.7)	(45.6)
Adjusted operating income (loss)	$7.3	$13.9	$(32.2)	*	$(16.4)	$(27.4)
Adjusted operating income (loss) margin percentage	1.7%	3.0%	(9.2)%		(4.3)%	(1.7)%
* As previously disclosed in the Company's third-quarter press release, adjusted operating loss includes $29.9 million of non-cash charges related to inventory reserves, losses from decline in used crane values, product improvement initiatives, and plant variances. Excluding these amounts the third-quarter adjusted operating loss would have been $2.3 million.